SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2006

REGIS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-11230	41-0749934
(State or other jurisdictionof incorporation)	(Commission File Number)	(IRS Employer Identification No)

7201 Metro Boulevard
Minneapolis, MN 55439

(Address of principal executive offices and zip code)

(952) 947-7000

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Regis Corporation
Current Report on Form 8-K

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On April 5, 2006, Regis Corporation (“Regis”) announced that it had terminated the Agreement and Plan of Merger, dated as of January 10, 2006 (the “Merger Agreement”), among Alberto-Culver Company (“Alberto-Culver”), Sally Holdings, Inc., Regis, Roger Merger Inc. and Roger Merger Subco LLC, following Alberto-Culver’s announcement that the Alberto-Culver board of directors had withdrawn its recommendation to the stockholders of Alberto-Culver that they approve the transactions contemplated by the Merger Agreement. As a result of the termination of the Merger Agreement, the Support Agreement, dated as of January 10, 2006, between Regis and certain stockholders of Alberto-Culver also terminated automatically in accordance with its terms. A copy of the News Release issued by Regis in connection with this Item 1.02 is attached as Exhibit 99 and incorporated by reference herein.

Pursuant to the terms of the Merger Agreement, Alberto-Culver paid Regis a termination fee of $50.0 million in connection with the termination of the Merger Agreement. This money was received by Regis on April 10, 2006.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

EXHIBIT NUMBER

99	Regis Corporation News Release dated April 5, 2006.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: April 11, 2006	By:	/s/ Eric Bakken
Name: Eric Bakken, Title: Secretary

EXHIBIT INDEX

EXHIBIT NUMBER
99	Regis Corporation News Release dated April 5, 2006.